Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

USA Rare Earth, Inc.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Notes	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common Stock	(1)	33,500,490	$	S-1	333-287410	07/21/2025
Equity	Common Stock	(2)	10,000,000		S-1	333-287410	07/21/2025
Equity	Common Stock	(3)	47,642,817		S-1	333-287410	07/21/2025
Equity	Common Stock	(4)	134,665,609		S-1	333-287410	07/21/2025
Equity	Common Stock	(5)	76,311,179		S-1	333-293172	02/11/2026

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Prospectus Note(s):

(1)	No registration fee is payable in connection with the securities previously registered on the Prior Registration Statements because such securities are being transferred from the Prior Registration Statements pursuant to Rule 429(b) under the Securities Act. See “Explanatory Note and Statement Pursuant to Rule 429” of this S-3 Registration Statement.

Represents the issuance of up to 33,500,490 shares of Common Stock that were previously registered for issuance on Registration Statement I, issuable by the Company upon the exercise of certain Preferred Investor Warrants. A maximum of 15,653,227 shares of Common Stock are issuable upon exercise of remaining Preferred Investor Warrants assuming, solely for this purpose, that the exercise price of such Preferred Investor Warrants is $1.00 per share, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon exercise of such Preferred Investor Warrants. The issuance of up to 4,495,098 shares of Common Stock issuable upon exercise of Preferred Investor Warrants was previously registered pursuant to the Company’s Registration Statement on Form S-4 (File No. 333-283181), initially declared effective on February 14, 2025 (the “S-4 Registration Statement”), and the issuance of 1,575,000 of such shares of Common Stock was subsequently re-registered on Registration Statement I.
(2)	No registration fee is payable in connection with the securities previously registered on the Prior Registration Statements because such securities are being transferred from the Prior Registration Statements pursuant to Rule 429(b) under the Securities Act. See “Explanatory Note and Statement Pursuant to Rule 429” of this S-3 Registration Statement.

Represents up to 10,000,000 Earnout Shares that were previously registered for issuance on Registration Statement I, issuable to the Eligible Stockholders upon the occurrence of specified events pursuant to the Business Combination Agreement for no consideration. A maximum of 5,000,000 Earnout Shares remain issuable pursuant to the Business Combination Agreement. The issuance of 10,000,000 Earnout Shares was previously registered pursuant to the S-4 Registration Statement, and subsequently re-registered on Registration Statement I.
(3)	No registration fee is payable in connection with the securities previously registered on the Prior Registration Statements because such securities are being transferred from the Prior Registration Statements pursuant to Rule 429(b) under the Securities Act. See “Explanatory Note and Statement Pursuant to Rule 429” of this S-3 Registration Statement.

Represents up to 47,642,817 shares of Common Stock that were previously registered for issuance on Registration Statement I, issuable upon conversion of 2,798,860 shares of Series A Preferred Stock. A maximum of 11,860,916 shares of Common Stock are issuable upon conversion of 695,989 shares of Series A Preferred Stock, taking into account for this purpose, payment-in-kind dividends through March 12, 2028 and assuming, solely for this purpose a conversion price of $1.00, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon conversion of such shares of Series A Preferred Stock. The issuance of up to 55,570,752 shares of Common Stock issuable upon conversion of 4,318,472 shares of Series A Preferred Stock was previously registered pursuant to the S-4 Registration Statement, and the issuance of 47,642,817 of such shares of Common Stock was subsequently re-registered on Registration Statement I.
(4)	No registration fee is payable in connection with the securities previously registered on the Prior Registration Statements because such securities are being transferred from the Prior Registration Statements pursuant to Rule 429(b) under the Securities Act. See “Explanatory Note and Statement Pursuant to Rule 429” of this S-3 Registration Statement.

Represents up to 134,665,609 shares of Common Stock that were previously registered for resale by certain of the Selling Stockholders on Registration Statement I. A maximum of 61,132,648 shares of Common Stock that were registered for resale on Registration Statement I are re-registered on this S-3 Registration Statement.
(5)	No registration fee is payable in connection with the securities previously registered on the Prior Registration Statements because such securities are being transferred from the Prior Registration Statements pursuant to Rule 429(b) under the Securities Act. See “Explanatory Note and Statement Pursuant to Rule 429” of this S-3 Registration Statement.

Represents up to 76,311,179 shares of Common Stock that were previously registered for resale by certain of the Selling Stockholders on Registration Statement II. A maximum of 33,230,255 shares of Common Stock that were registered for resale on Registration Statement I are re-registered on this S-3 Registration Statement.